                                       19
                                                                   EXHIBIT 10.61

                               Agreement No. 8375
                       INTERESTS AND LIABILITIES AGREEMENT
                                    NO. 8375
                                       to
           AGGREGATE CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT

                                     between

                             AMCO INSURANCE COMPANY
                 ALLIED PROPERTY AND CASUALTY INSURANCE COMPANY
                          DEPOSITORS INSURANCE COMPANY
                      MOTOR CLUB OF IOWA INSURANCE COMPANY
                                701 Fifth Avenue
                           Des Moines, Iowa 50391-2000
               (herein collectively referred to as the "Company")

                                       and

                         GENERAL REINSURANCE CORPORATION
                             a Delaware corporation
                         having its principal offices at
                                Financial Centre
                       695 East Main Street P.O. Box 10350
                        Stamford, Connecticut 06904-2350
               (herein referred to as the "Subscribing Reinsurer")

         The Subscribing Reinsurer agrees to assume 10% of the liability under the Aggregate Catastrophe Excess of Loss Reinsurance Agreement effective January 1, 1997, attached hereto.
         As consideration the Subscribing Reinsurer shall receive identical shares of the premiums named therein.
         The share of the Subscribing Reinsurer shall be separate and apart from the shares of the other Reinsurers, and the Subscribing Reinsurer shall in no event participate in the Interests and Liabilities of the other Reinsurers.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate,
this  15th        day of May                               , 1997    ,

                                            AMCO INSURANCE COMPANY
                                            ALLIED PROPERTY AND CASUALTY
                                                 INSURANCE COMPANY
                                            DEPOSITORS INSURANCE COMPANY
                                            MOTOR CLUB OF IOWA INSURANCE
                                                     COMPANY

                                            /s/ Douglas L. Andersen
                                            ---------------------------------
                                                Douglas L. Andersen
                                                     President
Attest: /s/ Stephen Rasmussen
       ----------------------------
            Stephen Rasmussen
            Sr. Vice President

and this  13th     day of  May                                  , 1997    .

                                            GENERAL REINSURANCE CORPORATION

                                            /s/ Jim Conroy
                                            ---------------------------------
                                                Jim Conroy
                                              Vice President
Attest: /s/ Thomas M. Reindall
       ----------------------------
            Thomas M. Reindall

                       INTERESTS AND LIABILITIES AGREEMENT
                                       to
           AGGREGATE CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT

                                     between

                             AMCO INSURANCE COMPANY
                 ALLIED PROPERTY AND CASUALTY INSURANCE COMPANY
                          DEPOSITORS INSURANCE COMPANY
                      MOTOR CLUB OF IOWA INSURANCE COMPANY
                                701 Fifth Avenue
                           Des Moines, Iowa 50391-2000
               (herein collectively referred to as the "Company")

                                       and

                         ALLIED MUTUAL INSURANCE COMPANY
                                701 Fifth Avenue
                           Des Moines, Iowa 50391-2000
               (herein referred to as the "Subscribing Reinsurer")

         The Subscribing Reinsurer agrees to assume 90% of the liability under the Aggregate Catastrophe Excess of Loss Reinsurance Agreement effective January 1, 1997, attached hereto.
         As consideration the Subscribing Reinsurer shall receive identical shares of the premiums named therein.
         The share of the Subscribing Reinsurer shall be separate and apart from the shares of the other Reinsurers, and the Subscribing Reinsurer shall in no event participate in the Interests and Liabilities of the other Reinsurers.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate,
this   15th        day of May                                 , 1997    ,

                                            AMCO INSURANCE COMPANY
                                            ALLIED PROPERTY AND CASUALTY
                                                  INSURANCE COMPANY
                                            DEPOSITORS INSURANCE COMPANY
                                            MOTOR CLUB OF IOWA INSURANCE
                                                      COMPANY



Attest:  /s/ Stephen S. Rasmussen            /s/ Douglas L. Andersen
       ------------------------------       ----------------------------------
             Stephen S. Rasmussen                Douglas L. Andersen
              Sr. Vice President                     President

and this   15th    day of May                                 , 1997    .

                                            ALLIED MUTUAL INSURANCE COMPANY

                                             /s/ Jamie H. Shaffer
                                            ----------------------------------
                                                 Jamie H. Shaffer
                                                     Treasurer

Attest: /s/ G. T. Oleson
       ------------------------------
            G. T. Oleson
             Secretary

                              AGGREGATE CATASTROPHE
                      EXCESS OF LOSS REINSURANCE AGREEMENT

                                     between

                             AMCO INSURANCE COMPANY
                 ALLIED PROPERTY AND CASUALTY INSURANCE COMPANY
                          DEPOSITORS INSURANCE COMPANY
                      MOTOR CLUB OF IOWA INSURANCE COMPANY
                                701 Fifth Avenue
                           Des Moines, Iowa 50391-2000
               (herein collectively referred to as the "Company")

                                       and

                      The Subscribing Reinsurers executing
       the Interests and Liabilities Agreements attached to this Agreement
              (herein collectively referred to as the "Reinsurers")
---------------------------------------------------------------------------
PREAMBLE
         In consideration of the mutual covenants herein contained and upon the terms and conditions herein set forth, the Reinsurers shall indemnify the Company as herein provided and specified.

Article I  -  BUSINESS REINSURED
         The Reinsurers hereby agree to reinsure, subject to the terms and conditions contained herein, the net excess liability of the Company resulting from loss occurrences commencing during the term of this Agreement under policies, contracts or binders of insurance or reinsurance, whether oral or written, (hereinafter called "policies") heretofore issued or which hereafter may be issued or renewed by the Company and classified by the Company as Property including Inland Marine, Earthquake and Automobile Physical Damage, but only as respects the perils of windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, and earthquake.

Article II  -  TERM
         The term of this Agreement shall be from 12:01 a.m., Central Standard Time, January 1, 1997 to 12:01 a.m., Central Standard Time, January 1, 1998 and shall apply to all loss occurrences commencing during the term of this Agreement.
         If this Agreement shall terminate while a loss occurrence covered hereby is in progress, it is agreed that, subject to the other conditions of this Agreement, the Reinsurers shall be liable for their proportion of the entire loss or damage.

Article III  -  TERRITORY
         This Agreement shall apply to losses occurring within the territorial limits of the Company's original policies.

Article  IV - EXCLUSIONS
         This Agreement shall not apply to:

         (a) Pro rata and excess of loss reinsurance assumed, except reinsurance assumed between member companies of the ALLIED Group, agency reinsurance and business reinsured 100% by the Company.

         (b) All Casualty business except mandatory coverages under the Property portion of package policies.

         (c)    Ocean Marine.

         (d)    Fidelity and Surety.

         (e)    Financial Guarantee and Insolvency.

         (f)    Boiler and Machinery.

         (g)    Hail on growing and standing crops.

         (h) Mortgage impairment insurance and similar kinds of insurance however styled.

         (i)    Difference in Conditions insurance when written as such.

         (j) Any peril not specifically included in the article entitled BUSINESS REINSURED. Fire following directly occasioned by the earthquake is excluded.

         (k) Loss or liability in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 1000 feet of the insured premises. It is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitters' or distributors' policy.

         (l) Loss or Damage or Costs or Expenses arising from Seepage and/or Pollution and/or Contamination, other than contamination from smoke damage. Nevertheless, this exclusion does not preclude any payment of the cost of the removal of debris of property damaged by a loss otherwise covered hereunder, but subject always to a limit of not more than 25% of the Company's property loss under the original policy.

         (m) Loss or liability as excluded by the attached Insolvency Funds Exclusion Clause.

         (n) Loss or liability as excluded by the attached Pools and Associations Exclusion Clause.

         (o) Loss or liability as excluded by the attached North American War Exclusion Clause (Reinsurance).

         (p) Loss or liability as excluded by the attached Nuclear Incident Exclusion Clauses - Physical Damage Reinsurance.

Article V  -  LIMIT AND RETENTION
         No claim shall be made upon the Reinsurers hereunder unless and until the Company shall have first sustained:

         (a) With respect to aggregate excess losses resulting from loss occurrences commencing during any calendar quarter during the term of this Agreement an ultimate net loss in excess of the Company's percentage share of the Reinsurance Pool multiplied by $20,000,000; or

         (b) With respect to aggregate excess losses resulting from loss occurrences commencing during the entire term of this Agreement an ultimate net loss in excess of the Company's percentage share of the Reinsurance Pool multiplied by $50,000,000, and then the Reinsurers shall be liable for the amount of the ultimate net loss sustained by the Company in excess thereof but the sum recoverable with respect to aggregate excess losses resulting from loss occurrences commencing during the entire term of this Agreement shall not exceed the Company's percentage share of the Reinsurance Pool multiplied by $30,000,000.
         For purposes of this Article, the term "excess loss" shall mean ultimate net loss sustained by the Company in each loss occurrence for which the ultimate net loss sustained by the Company exceeds a franchise deductible of the Company's percentage share of the Reinsurance Pool multiplied by $250,000.

Article VI  -  NET RETAINED LIABILITY
         This Agreement applies only to that portion of any insurance or reinsurance covered by this Agreement which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurances or reinsurances which the Company retains net for its own account shall be included.
         It is understood and agreed that the amount of the Reinsurers' liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer, whether specific or general, any amount which may have become due from them, whether such inability arises from the insolvency of such other reinsurer or otherwise.

Article VII  -  ULTIMATE NET LOSS
         The term "ultimate net loss" shall mean such amounts that the Company is liable to pay in the settlement of claims or satisfaction of judgments, including court costs, interest on judgments, and allocated investigation, adjustment, and legal expenses of the Company. It is understood that allocated expenses applicable to salaried adjusters of the Company shall be an amount equal to 10% of the amount paid by the Company in settlement of claims or satisfaction of judgments. Nothing in this clause, however, shall be construed to mean that losses under this Agreement are not recoverable until the Company's ultimate net loss has been ascertained.
         All salvages, recoveries or payments and reversals or reductions of verdicts or judgments recovered or received subsequent to a loss settlement under this Agreement, including amounts recoverable under inuring reinsurance whether collected or not, shall be applied as if recovered or received prior to loss settlement, and shall be deducted from the actual loss sustained to arrive at the amount of ultimate net loss hereunder.

Article VIII  -  DEFINITION OF LOSS OCCURRENCE
         The term "loss occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "loss occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event except that the term "loss occurrence" shall be further defined as follows:

         (a) As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, the event need not be limited to one state or province or states or provinces contiguous thereto.

         (c)    As  regards   earthquake,   the  epicentre  of  which  need  not
                necessarily to be within the territorial confines referred to in the opening paragraph of this Article.

         For all "loss occurrences", the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 72 consecutive hours shall apply with respect to one event.

Article IX  -  DEFINITION OF REINSURANCE POOL
         The term "Reinsurance Pool" shall mean the pooling arrangement among the companies listed in this Agreement as the reinsured Company and Allied Mutual Insurance Company.

Article X  -  PREMIUM AND REPORTS
         For the term of this Agreement, January 1, 1997 to January 1, 1998, the Company shall pay to the Reinsurers an annual premium equal to the Company's percentage share of the Reinsurance Pool multiplied by $5,000,000 payable in quarterly installments on January 1, April 1, July 1 and October 1, 1997.
         The Company shall also provide the Reinsurers as soon as possible after December 31 any reports which may be necessary for annual statement purposes.

Article XI  -  NOTICE OF LOSS AND LOSS SETTLEMENT
         As soon as practicable after the close of each calendar quarter, the Company will advise the Reinsurers of all loss occurrences which commenced during the quarter which in the opinion of the Company may involve the Reinsurers under this Agreement and of all subsequent developments pertaining thereto which in the opinion of the Company may materially affect the position of the Reinsurers.
         All loss settlements made by the Company provided same are within the terms of this Agreement, shall be unconditionally binding upon the Reinsurers. The Reinsurers agree to pay all amounts for which they may be liable immediately upon receiving reasonable evidence from the Company of the amount due, or to be due.

Article XII  -  CURRENCY
         All payments made under this Agreement shall be made in United States currency.

Article XIII  -  ACCESS TO RECORDS
         The Reinsurers or their duly accredited representative shall have free access to the books and records of the Company at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter thereof.

Article XIV  -  ERRORS AND OMISSIONS
         Any delays, omissions or errors inadvertently made in conjunction with this Agreement shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission, or error had not been made, provided such error or omission is rectified as soon as possible after discovery.

Article XV  -  INSOLVENCY
         In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator on the basis of the amount of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim.
         The Reinsurers shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurers shall have the right to investigate each such claim and to interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defenses which they may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.

Article XVI  -  ARBITRATION
         Any unresolved difference of opinion between the Reinsurers and the Company shall be submitted to arbitration by three arbitrators. If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses of claims, nor be construed as changing the liability of the Reinsurers under the terms of this Agreement from several to joint.
         One arbitrator shall be chosen by the Reinsurer(s), and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within ten (10) days after they have been appointed. If the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If either party fails to choose an arbitrator within thirty (30) days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be active or retired persons whose principal occupation is or was as an officer of property and casualty insurance or reinsurance companies.
         The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have thirty (30) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file a rebuttal brief. Respondent shall have twenty (20) days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.

         The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide otherwise. The arbitration shall be held at the times and places agreed upon by the arbitrators.

Article XVII  -  TAX CLAUSE
         In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns other than Income or Profits Tax returns, to any State or Territory of the United States of America or to the District of Columbia.

Article XIII  -  OFFSET
         The Company or the Reinsurers may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurers.

                        INSOLVENCY FUNDS EXCLUSION CLAUSE


         It is agreed that this Agreement excludes all liability of the Company arising, by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

                     POOLS AND ASSOCIATIONS EXCLUSION CLAUSE

SECTION A

Excluding:

(a) All business derived directly or indirectly from any Pool, Association, or Syndicate which maintains its own reinsurance facilities.

(b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968, for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other pools formed to provide coverage for Automobile Physical damage.

SECTION B

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations, or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

       Industrial Risk Insurers (formerly Factory Insurance  Association and Oil
           Insurance Association), including Underwriters Grain Division. Associated Factory Mutuals.
       Improved Risk Mutuals.
       Any Pool,  Association,  or  Syndicate  formed for the purpose of writing
           Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs. Nuclear Energy Property Insurance Association.
       Nuclear Energy Liability Insurance Association.
       Mutual Atomic Energy Reinsurance Pool.
       Mutual Atomic Energy Liability Underwriters.
       United States Aircraft Insurance Group.
       Canadian Aircraft Insurance Group.
       Associated Aviation Underwriters.
       American Aviation Underwriters.

Section B does not apply:

(a) Where the Total Insured value over all interests of the risk in question is less than $250,000,000.

(b) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

 (c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association, or Syndicate named above, other than as provided for under Section B (a).

(d) To risks as follows: Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builders Risks on the classes of risks specified in this subsection (d) only.

 Where the Clause attaches to Catastrophe Excesses, the following SECTION C is added:

SECTION C

NEVERTHELESS the Reinsurers specifically agree that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

(1)    The following so-called "Coastal Pools":

       ALABAMA INSURANCE UNDERWRITING ASSOCIATION
       FLORIDA WINDSTORM UNDERWRITING ASSOCIATION
       LOUISIANA INSURANCE UNDERWRITING ASSOCIATION
       MISSISSIPPI WINDSTORM UNDERWRITING ASSOCIATION
       NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION
       SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING ASSOCIATION
       TEXAS CATASTROPHE PROPERTY INSURANCE ASSOCIATION

       and

(2)    All "Fair Plan" and "Rural Risk Plan" Business,

for all perils otherwise protected hereunder shall not be excluded, except that this reinsurance does not include any increase in such liability resulting from:

(i) The inability of any other participant in such Residual Market Mechanisms including but not limited to "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" to meet its liability.

(ii) Any claim against such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Funs Exclusion Clause incorporated in this Agreement).

                NORTH AMERICAN WAR EXCLUSION CLAUSE (REINSURANCE)


As regards interest which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia and including Bridges between the U.S.A. and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such such interests are insured under policies endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

     NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - USA


         (1) This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

         (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

         (i) Nuclear reactor power plants including all auxiliary property on the site, or

         (ii)  Any other nuclear reactor  installation,  including  laboratories
               handling   radioactive   materials  in  connection  with  reactor
               installations, and "critical facilities" as such, or

         (iii) Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

         (iv) Installations other than those listed in paragraph (2) (iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

         (3) Without in any way restricting the operations of paragraphs, (1) and (2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

         (a) where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

         (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

         (4) Without in any way restricting the operations of paragraphs (1),(2) and (3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

         (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

         (6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

         (7) The Company to be sole judge of what constitutes:

         (a)   substantial quantities, and

         (b)   the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

         (a) all policies issued by the Company on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

         (b) with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.